UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

TIENS BIOTECH GROUP (USA), INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49666	75-2926439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 2.01. Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets.

On December 14, 2007, Tiens Biotech Group (USA), Inc.’s (the “Company”) 80% owned subsidiary, Tianjin Tianshi Biological Development Co., Ltd. (“Biological”), entered a Real Property Transfer Agreement (the “Transfer Agreement”) with Tianjin Tianshi Group Co., Ltd. (“Tianshi Group”), a company incorporated in China and an affiliate of Biological through common ownership.

Under the Transfer Agreement, Biological transferred to Tianshi Group title to buildings consisting of approximately 34,377 square meters total of office, workshop, conference and exhibition space, located at No. 6 Yuanquan Road, Wuqing Development Area, Tianjin New-Tech Industry Park, China, and land use rights on the underlying land, which is owned by the government of China and which rights continue through December 30, 2054 with respect to the conference center property and May 31, 2043 with respect the other property. Biological also assigned certain contracts with third parties related to the servicing and upkeep of the buildings being transferred (collectively, the “Third Party Contracts”).

In consideration for the transfer of the buildings and land-use rights, Tianshi Group paid Biological RMB 113,011,852 (or US $15,334,037 at a currency exchange rate of 1 USD = 7.37 RMB), plus RMB 23,516,000 (or US $3,190,773) to cover pre-payments previously made by Biological under the Third Party Contracts, and entered a lease agreement with Biological, as further described below.

On December 14, 2007, Biological and Tianshi Group also entered a Lease Agreement pursuant to which Biological will have the right to use and occupy the office and workshop spaces being transferred under the Transfer Agreement. The lease is rent-free, but Biological shall pay Tianshi Group for utility charges and maintenance costs on the buildings. The lease continues until the earlier of the date that Biological acquires use of alternate facilities or the land use rights on the underlying property expire.

Jinyuan Li, the Chief Executive Officer, President and Director of the Company, owns 90% of Tianshi Group. Baolan Li, his daughter, owns the remaining 10% of Tianshi Group. Tianshi Group and Baolin Li together own Tianjin Tianshi Pharmaceuticals Co., Ltd., which owns the 20% minority interest in Biological. The percentage ownership of each entity is further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities Exchange Commission on March 29, 2007.

The purchase price for the sale of the buildings was established through an independent appraiser firm, Tianjin GuoCai Certified Public Accountants, in Tianjin, China. The Transfer Agreement and Lease Agreement were approved by the audit committee of the Board of Directors of the Company on November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: December 20, 2007	By:	/s/ Wenjun Jiao
Name: Wenjun Jiao
Title: Chief Financial Officer